As filed with the Securities and Exchange Commission on April 12, 2000

                                                       Registration No. 33-35476
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                     --------------------------------------

                        POST-EFFECTIVE AMENDMENT NO. 3 TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                    --------------------------------------

                           CABOT OIL & GAS CORPORATION
             (Exact name of registrant as specified in its charter)

                DELAWARE                                04-3072771
        (State of incorporation)                     (I.R.S. Employer
                                                   Identification Number)

   1200 ENCLAVE PARKWAY, HOUSTON, TEXAS                   77077
 (Address of Principal Executive Offices)              (Zip Code)


           INCENTIVE STOCK OPTION PLAN OF CABOT OIL & GAS CORPORATION
                            (Full title of the plan)

                               SCOTT C. SCHROEDER
                          VICE PRESIDENT AND TREASURER
                          CABOT OIL & GAS CORPORATION
                              1200 ENCLAVE PARKWAY
                              HOUSTON, TEXAS 77077
                    (Name and address of agent for service)

                                 (281) 589-4600
         (Telephone number, including area code, of agent for service)

                    --------------------------------------

                                    Copy to:
                             J. David Kirkland, Jr.
                               Baker Botts L.L.P.
                              3000 One Shell Plaza
                                 910 Louisiana
                           Houston, Texas 77002-4995
                                 (713) 229-1101

================================================================================

                                EXPLANATORY NOTE

     Cabot Oil & Gas Corporation has previously filed a registration statement pursuant to the requirements of Form S-8 under the Securities Act of 1933, as amended, to register the issuance of shares of Class A Common Stock to employees.

     Under cover of this Post-Effective Amendment No. 1 to Form S-8 is a reoffer prospectus prepared in accordance with Part I of Form S-3 under the Securities Act. Pursuant to General Instruction C to Form S-8, this reoffer prospectus may be used for reofferings and resales of shares of Class A Common Stock acquired by employees, former employees and certain transferees thereof.

================================================================================

PROSPECTUS


Cabot Oil & Gas Corporation
1200 Enclave Parkway
Houston, Texas 77077
(281) 589-4600


                              CLASS A COMMON STOCK

     This prospectus relates to the reoffer and resale of shares of common stock that have been or may in the future be acquired pursuant to the Incentive Stock Option Plan of Cabot Oil & Gas Corporation by certain of our employees. The plan provides for the granting of options and other awards to employees of Cabot Oil & Gas. A total of 1,000,000 shares of common stock were originally subject to the plan. We will not receive any proceeds from these sales.

     The selling stockholders described in this prospectus may reoffer and resell the shares from time to time. The shares may be offered at prevailing market prices, at prices related to such prevailing market prices, at negotiated prices or at fixed prices.

     The common stock is traded on the New York Stock Exchange under the symbol "COG." On April 7, 2000, the last reported sale price of the common stock on the New York Stock Exchange was $17.125.

     See "Risk Factors" on pages 4 to 7 for factors that should be considered before investing in the common stock.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


                 The date of this prospectus is April 12, 2000.

                                TABLE OF CONTENTS

Where You Can Find More Information........................................ 2

Forward-Looking Information................................................ 3

About Cabot Oil & Gas Corporation.......................................... 3

Risk Factors............................................................... 4

Use of Proceeds............................................................ 8

Selling Stockholders....................................................... 8

Plan of Distribution......................................................  8

Description of Capital Stock..............................................  9

Legal Opinions............................................................ 12

Independent Accountants................................................... 12

Experts................................................................... 12

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy any materials we file with the SEC at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's regional offices located at Seven World Trade Center, New York, New York 10048, and at 500 West Madison Street, Chicago, Illinois 60661. You can obtain information about the operation of the SEC's public reference room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web site that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov. You can obtain information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005, or by visiting our Web site at http://www.cabotog.com.

     This prospectus is part of a registration statement we have filed with the SEC relating to the common stock. As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, the exhibits and schedules for more information about us and our common stock. The registration statement, exhibits and schedules are available at the SEC's public reference room or through its Web site.

     The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934. The documents we incorporate by reference are:

     -    our annual report on Form 10-K for the year ended December 31, 1999

     - the description of the common stock in our registration statement on Form 8-A filed on January 24, 1990, and the description of the rights to purchase preferred stock contained in our registration statement on Form 8-A filed on April 1, 1991, as they may be amended in the future to update or change these descriptions.

     You may request a copy of these filings (other than an exhibit to those filings unless we have specifically incorporated that exhibit by reference into the filing), at no cost, by writing or telephoning us at the following address:

          Cabot Oil & Gas Corporation
          1200 Enclave Parkway
          Houston, Texas 77077
          Attention: Lisa A. Machesney
          Telephone: (281) 589-4600

                           FORWARD-LOOKING INFORMATION

     This prospectus, including the information we incorporate by reference, includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You can identify our forward-looking statements by the words "expects," "projects," "estimates," "believes," "anticipates," "intends," "plans," "budgets," "predicts," "estimates" and similar expressions.

     We have based the forward-looking statements relating to our operations on our current expectations, estimates and projections about us and the oil and gas industry in general. We caution you that these statements are not guarantees of future performance and involve risks, uncertainties and assumptions that we cannot predict. In addition, we have based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Accordingly, our actual outcomes and results may differ materially from what we have expressed or forecast in the forward-looking statements. Any differences could result from a variety of factors, including the following:

     -    market factors
     - market prices (including regional basis differentials) of natural gas and oil
     -    results of future drilling and marketing activity
     -    future production and costs

     When you consider these forward-looking statements, you should keep in mind these risk factors and the other cautionary statements in this prospectus. Our forward-looking statements speak only as of the date made. Neither Cabot, nor any person acting on Cabot's behalf, undertakes any obligation to update any forward-looking statements included or incorporated by reference in this prospectus.

                        ABOUT CABOT OIL & GAS CORPORATION

     Cabot Oil & Gas is an independent oil and gas company engaged in the exploration, development, acquisition and exploitation of oil and gas properties located in four areas of the United States:

     -    The onshore Texas and Louisiana Gulf Coast
     -    The Rocky Mountains
     -    Appalachia
     -    The Mid-Continent or Anadarko Basin

     At December 31, 1999, we had approximately 978.7 Bcfe of total proved reserves, of which 95% were natural gas. We operate approximately 83% of the wells in which we have an interest.

     In this prospectus, we refer to Cabot Oil & Gas Corporation, its wholly owned and majority owned subsidiaries and its ownership interest in equity affiliates as "we," "us" or "Cabot Oil & Gas," unless the context clearly indicates otherwise. Our principal executive offices are located at 1200 Enclave Parkway, Houston, Texas 77077, and our telephone number at that location is
(281) 589-4600.

                                  RISK FACTORS

     The following should be considered carefully with the information provided elsewhere in this prospectus and the document we incorporate by reference in reaching a decision regarding an investment in our common stock.

Oil and gas prices fluctuate widely, and low prices for an extended period of time are likely to have a material adverse impact on our business.

     Our revenues, operating results, financial condition and ability to borrow funds or obtain additional capital depend substantially on prevailing prices for natural gas and, to a lesser extent, oil. Declines in oil and gas prices may materially adversely affect our financial condition, liquidity, ability to obtain financing and operating results. Lower oil and gas prices also may reduce the amount of oil and gas that we can produce economically. Historically, oil and gas prices and markets have been volatile, with prices fluctuating widely, and they are likely to continue to be volatile. Depressed prices in the future would have a negative impact on our future financial results. Because our reserves are predominantly natural gas, changes in natural gas prices may have a particularly large impact on our financial results.

     Prices for oil and gas are subject to wide fluctuations in response to relatively minor changes in the supply of and demand for oil and gas, market uncertainty and a variety of additional factors that are beyond our control. These factors include:

     -    the domestic and foreign supply of oil and gas;
     -    the level of consumer product demand;
     -    weather conditions;
     -    political  conditions in oil producing  regions,  including the Middle
          East;
     - the ability of the members of the Organization of Petroleum Exporting Countries to agree to and maintain oil price and production controls;
     -    the price of foreign imports;
     -    actions of governmental authorities;
     -    domestic   and  foreign   governmental   regulations;
     -    the price, availability and acceptance of alternative fuels; and
     -    overall economic conditions.

These factors and the volatile nature of the energy markets make it impossible to predict with any certainty the future prices of oil and gas.

     In order to reduce our exposure to short-term fluctuations in the price of oil and gas, we sometimes enter into hedging arrangements. Our hedging arrangements apply to only a portion of our production and provide only partial price protection against declines in oil and gas prices. These hedging arrangements may expose us to risk of financial loss and limit the benefit to us of increases in prices.

Reserve estimates depend on many assumptions that may turn out to be inaccurate. Any material inaccuracies in these reserve estimates or underlying assumptions will materially affect the quantities and present value of our reserves.

     The process of estimating quantities of proved reserves is inherently uncertain, and the reserve data included or incorporated by reference in this prospectus are only estimates. Reserve engineering is a subjective process of estimating underground accumulations of natural gas and crude oil that cannot be measured in an exact manner. The process relies on interpretations of available geologic, geophysic, engineering and production data. The extent, quality and reliability of this technical data can vary. The process also requires certain economic assumptions, some of which are mandated by the SEC, such as oil and gas prices, drilling and operating expenses, capital expenditures, taxes and availability of funds. The accuracy of a reserve estimate is a function of:

     -    the quality and quantity of available data;

     -    the interpretation of that data;
     -    the accuracy of various mandated economic assumptions; and
     -    the judgment of the persons preparing the estimate.

Our proved reserve information included or incorporated by reference in this prospectus is based on estimates we prepared. Estimates prepared by others might differ materially from our estimates.

     Because these estimates depend on many assumptions, all of which may substantially differ from actual results, reserve estimates are often materially different from the quantities of natural gas and crude oil that are ultimately recovered. In addition, results of drilling, testing and production after the date of an estimate may justify material revisions to the estimate.

     You should not assume that the present value of future net cash flows included or incorporated by reference in this prospectus is the current market value of our estimated proved natural gas and oil reserves. In accordance with SEC requirements, we generally base the estimated discounted future net cash flows from proved reserves on prices and costs on the date of the estimate. Actual future prices and costs may be materially higher or lower than the prices and costs as of the date of the estimate.

Our future performance depends on our ability to find or acquire additional oil and gas reserves that are economically recoverable.

     In general, production from oil and gas properties declines as reserves are depleted, with the rate of decline depending on reservoir characteristics. Unless we successfully replace the reserves that we produce, our reserves will decline, resulting eventually in a decrease in oil and gas production and lower revenues and cash flow from operations. Historically, we have succeeded in increasing reserves after taking production into account through exploration, development and exploitation activities. We have conducted these activities on our existing oil and gas properties as well as on newly acquired properties. We may not be able to continue to replace reserves from these activities at acceptable costs. Low oil and gas prices may further limit the kinds of reserves that we can develop economically. Lower prices also decrease our cash flow and may cause us to decrease capital expenditures.

     Exploration, development and exploitation activities involve numerous risks that may result in dry holes, the failure to produce oil and gas in commercial quantities and the inability to fully produce discovered reserves.

     We are continually identifying and evaluating opportunities to acquire oil and gas properties. We cannot assure you that we will successfully consummate any acquisition, that we will be able to acquire producing oil and gas properties that contain economically recoverable reserves or that any acquisition will be profitably integrated into our operations.

We face a variety of hazards and risks that could cause substantial financial losses.

     Our business involves a variety of operating risks, including:

     -    blowouts, cratering and explosions;
     -    mechanical problems;
     -    uncontrolled flows of oil, natural gas or well fluids;
     -    fires;
     -    formations with abnormal pressures;
     -    pollution and other environmental risks; and
     -    natural disasters.

     The operation of our natural gas gathering and pipeline systems also involves various risks, including the risk of explosions and environmental hazards caused by pipeline leaks and ruptures. The location of pipelines near populated areas, including residential areas, commercial business centers and industrial sites, could increase these risks. As of December 31, 1999, we owned or operated approximately 2,390 miles of natural gas gathering and pipeline systems in the Appalachian region. As part of our normal maintenance program, we have identified certain segments of our pipelines that we believe periodically require repair, replacement or additional maintenance.

     Any of these events could result in loss of human life, significant damage to property, environmental pollution, impairment of our operations and substantial losses to us. In accordance with customary industry practice, we maintain insurance against some, but not all, of these risks and losses. The occurrence of any of these events not fully covered by insurance could have a material adverse effect on our financial position and results of operations.

Our ability to sell our oil and gas production could be materially harmed if we fail to obtain adequate services such as transportation and processing.

     The sale of our oil and gas production depends on a number of factors beyond our control. The factors include, except in the Appalachian region, the availability and capacity of transportation and processing facilities. Our failure to obtain these services on acceptable terms could materially harm our business.

Competition in our industry is intense, and many of our competitors have substantially greater financial resources than we do.

     Competition in the oil and gas industry, generally, and in our primary producing areas, specifically, is intense. Major and independent oil and gas companies actively bid for desirable oil and gas properties, as well as for the equipment and labor required to operate and develop these properties. Our competitive position is affected by price, contract terms and quality of service, including pipeline connection times, distribution efficiencies and reliable delivery record. Many of our competitors have financial resources and exploration and development budgets that are substantially greater than ours, particularly in the Rocky Mountains, Mid-Continent and Gulf Coast areas, which may adversely affect our ability to compete with these companies.

The loss of key personnel could adversely affect our ability to operate.

     Our operations are dependent upon a relatively small group of key management and technical personnel. We cannot assure you that these individuals will remain with us for the immediate or foreseeable future. The unexpected loss of the services of one or more of these individuals could have a detrimental effect on us.

We are subject to complex laws and regulations, including environmental regulations, that can adversely affect the cost, manner or feasibility of doing business.

     Our operations are subject to extensive federal, state and local laws and regulations relating to the generation, storage, handling, emission, transportation and discharge of materials into the environment. Many laws and regulations require permits for the operation of various facilities, and these permits are subject to revocation, modification and renewal. Governmental authorities have the power to enforce compliance with their regulations, and violations could subject us to fines, injunctions or both. These laws and regulations have increased the costs of planning, designing, drilling, installing and operating oil and gas facilities. Risks of substantial costs and liabilities related to environmental compliance issues are inherent in oil and gas operations. It is possible that other developments, such as stricter environmental laws and regulations, and claims for damages to property or persons resulting from oil and gas production, would result in substantial costs and liabilities.

Provisions of Delaware law and our charter could discourage change in control transactions and prevent stockholders from receiving a premium on their investment.

     Our charter provides for a classified board of directors with staggered terms and authorizes our board of directors to set the terms of preferred stock. In addition, our charter and Delaware law contain provisions that impose restrictions on business combinations with interested parties. Our bylaws prohibit stockholder action by written consent and limit stockholder proposals at meetings of stockholders. We also have adopted a stockholders rights plan. Because of our stockholders rights plan and these provisions of our charter, bylaws and Delaware law, persons considering unsolicited tender offers or other unilateral takeover proposals may be more likely to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. As a result, these provisions may make it more difficult for our stockholders to benefit from transactions that are opposed by an incumbent board of directors.

                                 USE OF PROCEEDS

     We will not receive any proceeds from sales of common stock by any of the selling stockholders.

                              SELLING STOCKHOLDERS

     This prospectus covers the reoffer and resale of shares of common stock by participants in the Incentive Stock Option Plan of Cabot Oil & Gas Corporation. The participants are officers or employees (or former officers or employees or their transferees by descent or distribution) of Cabot Oil & Gas who received stock options or other awards under the plan. The shares that may be sold were acquired or will be acquired pursuant to the exercise of stock options or other awards granted under the plan.

     The selling stockholders may sell up to all of the shares of common stock they receive under the plan pursuant to this prospectus in one or more transactions from time to time as described below under "Plan of Distribution." However, the selling stockholders are not obligated to sell any of the shares of common stock offered by this prospectus.

                              PLAN OF DISTRIBUTION

     The selling stockholders may offer and sell the shares of common stock offered by this prospectus from time to time in one or more of the following transactions:

     - through the New York Stock Exchange or any other securities exchange that quotes the common stock
     -    in the over-the-counter market
     - in transactions other than on such exchanges or in the over-the-counter market (including negotiated transactions and other private transactions)
     - in short sales of the common stock, in transactions to cover short sales or otherwise in connection with short sales
     - by pledge to secure debts and other obligations or on foreclosure of a pledge
     -    in a combination of any of the above transactions

     The selling stockholders may sell their shares at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices. The transactions listed above may include block transactions.

     The selling stockholders may use broker-dealers to sell their shares or may sell their shares to broker-dealers acting as principals. If this happens, broker-dealers will either receive discounts or commissions from the selling stockholders, or they will receive commissions from purchasers of shares for whom they acted as agents, or both. If a broker-dealer purchases shares as a principal, it may resell the shares for its own account under this prospectus.

     We have informed the selling stockholders that the anti-manipulation provisions of Regulation M under the Securities Exchange Act of 1934 may apply to their sales of common stock.

     The selling stockholders and any agent, broker or dealer that participates in sales of common stock offered by this prospectus may be deemed "underwriters" under the Securities Act of 1933, and any commissions or other consideration received by any agent, broker or dealer may be considered underwriting discounts or commissions under the Securities Act. The selling stockholders may agree to indemnify any agent, broker or dealer that participates in sales of common stock or warrants against liabilities arising under the Securities Act of 1933 from sales of common stock.

     Instead of selling common stock under this prospectus, the selling stockholders may sell common stock in compliance with the provisions of Rule 144 under the Securities Act of 1933, if available.

                          DESCRIPTION OF CAPITAL STOCK

GENERAL

     We have authorized for issuance 40,000,000 shares of common stock and 5,000,000 shares of preferred stock, issuable in series. As of March 15, 2000, there were 25,098,846 shares of common stock issued and outstanding, which excludes 302,600 shares held as treasury stock.

     Holders of common stock may receive dividends if and when declared by our board of directors. The payment of dividends on our common stock may be limited by obligations we may have to holders of any preferred stock. Holders of common stock are entitled to one vote per share on matters submitted to them.
Cumulative voting of shares is prohibited, meaning that the holders of a majority of the voting power of the shares voting for the election of directors can elect all directors to be elected if they choose to do so. The common stock has no preemptive rights and is not convertible, redeemable or assessable, or entitled to the benefits of any sinking fund.

     If we liquidate or dissolve our business, the holders of common stock will share ratably in all assets available for distribution to stockholders after creditors are paid and preferred stockholders receive their distributions.

     All issued and outstanding shares of common stock are fully paid and nonassessable. Any shares of common stock we offer under this prospectus will be fully paid and nonassessable.

     The common stock is listed on the New York Stock Exchange and trades under the symbol "COG."

PREFERRED STOCK

     Our board of directors is allowed, without action by stockholders, to issue one or more series of preferred stock. The board of directors can also determine the rights, preferences, privileges and restrictions, including dividend rights, voting rights, conversion rights, terms of redemption and liquidation preferences, of a series of the preferred stock.

STAGGERED BOARD OF DIRECTORS

     Our by-laws divide our board of directors into three classes, as nearly equal in number as possible, serving staggered three-year terms. The by-laws also provide that the classified board provision may not be amended without the affirmative vote of a majority of the voting power of our capital stock. The classification of the board of directors has the effect of requiring at least two annual stockholder meetings, instead of one, to effect a change in control of the board of directors, unless the by-laws are amended.

STOCKHOLDER RIGHTS PLAN

     On January 21, 1991, our board of directors adopted a preferred stock purchase rights plan. Under the plan, each share of common stock currently includes one right to purchase preferred stock. We have summarized selected provisions of the rights below. This summary is not complete. We have filed the form of the rights agreement with the SEC and you should read it for provisions that may be important to you.

     Currently, the rights are not exercisable and are attached to all outstanding shares of common stock. The rights will separate from the common stock and become exercisable:

     - ten days after public announcement that a person or group of affiliated or associated persons has acquired, or obtained the right to acquire, beneficial ownership of 15% of the outstanding common stock, or

     - ten business days following the start of a tender offer or exchange offer that would result in a person's acquiring beneficial ownership of 15% of the outstanding common stock

Our board of directors can elect to delay the separation of the rights from the common stock beyond the ten business days after the start of a tender or exchange offer referred to in the second bullet point. A 15% beneficial owner is referred to as an "acquiring person" under the plan. Until the rights are separately distributed, the rights will be evidenced by the common stock certificates and will be transferred with and only with the common stock certificates.

     After the rights are separately distributed, each right will entitle the holder to purchase from Cabot Oil & Gas one one-hundredth of a share of junior participating preferred stock for a purchase price of $55. The rights will expire at the close of business on January 21, 2001, unless we redeem or exchange them earlier as described below.

     If a person becomes an acquiring person, the rights will become rights to purchase shares of common stock for one-half the current market price (as defined in the rights agreement) of the common stock. This occurrence is referred to as a "flip-in event" under the plan. After any flip-in event, all rights that are beneficially owned by an acquiring person, or by certain related parties, will be null and void. Our board of directors has the power to decide that a particular tender or exchange offer for all outstanding shares of our common stock is fair to and otherwise in the best interests of our stockholders. If our board makes this determination, the purchase of shares under the offer will not be a flip-in event.

     If, after there is an acquiring person, we are acquired in a merger or other business combination transaction or 50% or more of our assets or earning power are sold or transferred, each holder of a right will have the right to purchase shares of common stock of the acquiring company at a price of one-half the current market price of that stock. An acquiring person will not be entitled to exercise its rights, which will have become void.

     Until ten days after the announcement that a person has become an acquiring person, our board may decide to redeem the rights at a price of $.01 per right, payable in cash, shares of common stock or other consideration. The rights will not be exercisable after a flip-in event until the rights are no longer redeemable.

     At any time after a flip-in event and prior to a person's becoming the beneficial owner of 50% or more of the shares of common stock, our board may decide to exchange the rights for shares of common stock on a one-for-one basis. Rights owned by an acquiring person, which will have become void, will not be exchanged.

     Other than certain provisions relating to the principal economic terms of the rights, the rights agreement may be amended by our board of directors prior to the distribution of the rights. After the distribution of the rights, the provisions of the rights agreement may be amended by our board of directors in order to cure any ambiguity, defect or inconsistency, to make changes that do not materially adversely affect the interests of holders of rights (excluding the interests of any acquiring person), or to shorten or lengthen any time period under the rights agreement. No amendment to lengthen the time period for redemption may be made if the rights are not redeemable at that time.

     Various actions under the rights agreement, including redeeming and exchanging the rights or amending the rights agreement, will require the approval of our "continuing directors." A "continuing director" is any member of our board of directors who was a member of the board prior to the date of the rights agreement, and any person who is subsequently elected to the board if the person is recommended or approved by a majority of the continuing directors. The "continuing directors" do not include an acquiring person, or an affiliate or associate of an acquiring person, or any representative or nominee of them.

     The rights have certain anti-takeover effects. The rights will cause substantial dilution to any person or group that attempts to acquire us without the approval of our board of directors. As a result, the overall effect of the rights may be to render more difficult or discourage any attempt to acquire us even if the acquisition may be favorable to the interests of our stockholders. Because our board of directors can redeem the rights or approve a tender or exchange offer, the rights should not interfere with a merger or other business combination approved by our board of directors.

LIMITATION ON DIRECTORS' LIABILITY

     Delaware has adopted a law that allows corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach of directors' fiduciary duty of care. The duty of care requires that, when acting on behalf of the corporation, directors must exercise an informed business judgment based on all material information reasonably available to them. Absent the limitations allowed by the law, directors are accountable to corporations and their stockholders for monetary damages for acts of gross negligence. Although the Delaware law does not change directors' duty of care, it allows corporations to limit available relief to equitable remedies such as injunction or rescission. Our certificate of incorporation limits the liability of our directors to the fullest extent permitted by this law. Specifically, our directors will not be personally liable for monetary damages for any breach of their fiduciary duty as a director, except for liability

     - for any breach of their duty of loyalty to the company or our stockholders

     - for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law

     - under provisions relating to unlawful payments of dividends or unlawful stock repurchases or redemptions

     - for any transaction from which the director derived an improper personal benefit

     This limitation may have the effect of reducing the likelihood of derivative litigation against directors, and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefitted our stockholders.

DELAWARE ANTI-TAKEOVER STATUTE

     We are a Delaware corporation and are subject to Section 203 of the Delaware General Corporation Law. In general, Section 203 prevents us from engaging in a business combination with an "interested stockholder" (generally, a person owning 15% or more of our outstanding voting stock) for three years following the time that person becomes a 15% stockholder unless either:

     - before that person became a 15% stockholder, our board of directors approved the transaction in which the stockholder became a 15% stockholder or approved the business combination

     - upon completion of the transaction that resulted in the stockholder's becoming a 15% stockholder, the stockholder owns at least 85% of our voting stock outstanding at the time the transaction began (excluding stock held by directors who are also officers and by employee stock plans that do not provide employees with the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer) or

     - after the transaction in which that person became a 15% stockholder, the business combination is approved by our board of directors and authorized at a stockholder meeting by at least two-thirds of the outstanding voting stock not owned by the 15% stockholder.

     Under Section 203, these restrictions also do not apply to certain business combinations proposed by a 15% stockholder following the disclosure of an extraordinary transaction with a person who was not a 15% stockholder during the previous three years or who became a 15% stockholder with the approval of a majority of our directors. This exception applies only if the extraordinary transaction is approved or not opposed by a majority of our directors who were directors before any person became a 15% stockholder in the previous three years, or the successors of these directors.

TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for the common stock is EquiServe, L.P., Boston, Massachusetts.

                                 LEGAL OPINIONS

     Baker Botts L.L.P., Houston, Texas, our outside counsel, has issued an opinion about the legality of the common stock for us.

                             INDEPENDENT ACCOUNTANTS

     The financial statements incorporated in this prospectus by reference to the annual report on Form 10-K for the year ended December 31, 1999, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                    EXPERTS

     We have incorporated in this prospectus by reference the review letter of Miller and Lents, Ltd., independent oil and gas consultants, dated February 4, 2000 with respect to certain proved reserve estimates prepared by us in reliance on the authority of that firm as experts in petroleum engineering.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of documents by reference.

     The following documents, which Cabot Oil & Gas Corporation (the "Company") has filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended ("Exchange Act") (File No. 1-10447), are incorporated by reference in the Registration Statement and shall be deemed to be a part hereof:

     - The Company's Annual Report on Form 10-K for the year ended December 31, 1999.

     - The description of the common stock in the Company's Registration Statement on Form 8-A filed on January 24, 1990, and the description of the rights to purchase preferred stock contained in the Company's Registration Statement on Form 8-A filed on April 1, 1991, as they may be amended in the future to update or change these descriptions.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and the prospectus that is part hereof from the date of filing of such documents.

     Any statement contained in this Registration Statement or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed amendment to this Registration
Statement or in any document that is subsequently incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

     Not Applicable.

Item 5. Interests of Named Experts and Counsel.

     Not Applicable.

Item 6. Indemnification of Directors and Officers.

     Article VII of the Certificate of Incorporation of the Company provides: "a director of the Company shall not be personally liable to the Company or its stockholder or stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholder or stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware (the "GCL"), as the same exists or hereafter may be amended or replaced, or (iv) for any transaction from which the director derived an improper personal benefit. If the GCL is amended after the date of filing of this Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the GCL, as so amended. Any repeal or other modification of this Article VII by the stockholder or stockholders of the Company shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Company existing at the time of such repeal or modification."

     Additionally, Article XXXVIII of the Company's Amended and Restated By-laws provides: "The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (and whether or not by or in the right of the Company) by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise or is or was serving as a fiduciary, of any employee benefit plan, fund or program sponsored by the Company or such other company, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, to the extent and under the circumstances permitted by the GCL as amended from time to time. Such indemnification (unless ordered by a court) shall be made as authorized in a specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standards of conduct set forth in the GCL. Such determination shall be made (1) by the board of directors by vote of a majority of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs by independent legal counsel in a written opinion, or (3) by the stockholders. The foregoing right of indemnification shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person."

     Pursuant to Section 145 of the GCL, the Company generally has the power to indemnify its present and former directors, officers, employees and agents against expenses and liabilities incurred by them in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the Company, and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. With respect to suits by or in the right of the Company, however, indemnification is generally limited to attorneys' fees and other expenses and is not available if such person is adjudged to be liable to the corporation unless the court determines that indemnification is appropriate. The statute expressly provides that the power to indemnify authorized thereby is not exclusive of any rights granted under by-law, agreement, vote of stockholders or disinterested directors, or otherwise. The Company also has the power to purchase and maintain insurance for such persons.

     The above discussion of the Company's Certificate of Incorporation and Amended and Restated By-laws and Section 145 of the Delaware General Corporation Law is not intended to be exhaustive and is qualified in its entirety by each of such documents and such statute.

Item 7. Exemption from Registration Claimed.

     Not Applicable.

Item 8. Exhibits.

Exhibit No.                       Description of Exhibit
----------                        ----------------------
*4.1    Certificate of Incorporation of the Company (incorporated herein by this reference  to the  Registration  Statement  on Form  S-1 of the  Company
        (Registration No. 33-32553))

*2 Amended and Restated Bylaws of the Company (incorporated herein by this reference to the Registration Statement on Form S-3 of the Company
        (Registration No. 333-83819)

*4.3 Form of Certificate of Common Stock of the Company (incorporated herein by this reference to the Registration Statement on Form S-1 of the Company (Registration No. 33-32553))


*4.4    Rights  Agreement dated as of March 28, 1991 between the Company and The
        First  National  Bank of Boston,  as Rights  Agent,  which  includes  as
        Exhibit  A the form of  Certificate  of  Designation  of Series A Junior
        Participating Preferred Stock (incorporated herein by this reference to the Registration Statement on Form 8-A of the Company, File No. 1-10477)

        (a)     Amendment No. 1 to the Rights  Agreement dated February 24, 1994
                (incorporated herein by this reference to the Annual Report on Form 10-K of the Company for the year ended December 31, 1994, File No. 1-10477)

*4.5 Incentive Stock Option Plan of the Company, as amended (incorporated herein by this reference to the Registration Statement on Form S-8 of the Company (Registration No. 33-35476))

        (a)     First Amendment to the Incentive Stock Option Plan (incorporated
                by  reference  to  the   Post-Effective   Amendment   No.  1  to
                Registration  Statement on Form S-8 of the Company (Registration
                No. 33-35476))

+5      Opinion of Baker Botts L.L.P.

23.1    Consent of PricewaterhouseCoopers LLP

23.2    Consent of Miller and Lents, Ltd.

23.3    Consent of Baker Botts L.L.P.

24      Powers of Attorney  (included on the signature page of the  Registration
        Statement)

__________________

*    Incorporated by reference as indicated.
+    Previously filed.

Item 9.  Undertakings.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect  in the  prospectus  any facts or events  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

               (iii)To include  any  material  information  with  respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
     Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)  To  remove  from   registration  by  means  of  a  post-effective
               amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on April 12, 2000.

                                      CABOT OIL & GAS CORPORATION

                                      By:  /s/ Ray Seegmiller
                                           -------------------------------------
                                           Ray Seegmiller
                                           Chairman of the Board,
                                           Chief Executive Officer and President


                               POWER OF ATTORNEY

     Each person whose signature appears below appoints Scott C. Schroeder and Lisa A. Machesney, and each of them, each of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including further post-effective amendments) to this Post-Effective Amendment to Registration Statement on Form S-8 and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Post-Effective Amendment to Registration Statement on Form S-8 has been signed by the following persons in the capacities indicated on April 12, 2000.

        Signature                                   Title
--------------------------------------------------------------------------------
  /s/ Ray R. Seegmiller                 Chairman of the Board, Chief
---------------------------             Executive Officer and President
  Ray R. Seegmiller                     (Principal Executive Officer)


  /s/ Paul F. Boling                    Vice President, Finance
---------------------------             (Principal Financial Officer)
  Paul F. Boling


  /s/ Henry C. Smyth                    Controller
---------------------------             (Principal Accounting Officer)
  Henry C. Smyth


  /s/ Robert F. Bailey                  Director
---------------------------
  Robert F. Bailey



  /s/ Henry O. Boswell                  Director
---------------------------
  Henry O. Boswell


  /s/ John G. L. Cabot                  Director
---------------------------
  John G. L. Cabot


  /s/ William R. Esler                  Director
---------------------------
  William R. Esler


  /s/ William H. Knoell                 Director
---------------------------
  William H. Knoell


  /s/ C. Wayne Nance                    Director
---------------------------
  C. Wayne Nance


  /s/ P. Dexter Peacock                 Director
---------------------------
  P. Dexter Peacock


  /s/ Charles P. Siess, Jr.             Director
---------------------------
  Charles P. Siess, Jr.


  /s/ Arthur L. Smith                   Director
---------------------------
  Arthur L. Smith


  /s/ William P. Vititoe                Director
---------------------------
  William P. Vititoe